EXHIBIT 5(a) and 23(a)

January 26, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Re:	Firstbank Corporation Registration Statement on Form S-8 Firstbank Corporation Amended and Restated 401(k) and Employee Stock Ownership Plan ("Plan")

Dear Sir or Madam:

                    We represent Firstbank Corporation, a Michigan corporation (the "Company"), with respect to the above-captioned registration statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 500,000 shares of Common Stock.

                    As counsel for the Company, we are familiar with its Restated Articles of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                    On the basis of the foregoing, we are of the opinion that the Plan, as amended, continues to satisfy the requirements of ERISA in form and that when the Registration Statement has become effective under the Act, any and all shares of Common Stock which are the subject of

Securities and Exchange Commission
January 26, 2000

_______________________________

the Registration Statement will, when issued pursuant to the Plan, be legally issued, fully paid and nonassessable.

                    We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 covering the Common Stock to be issued pursuant to the Amended and Restated 401(k) and Employee Stock Ownership Plan.

Very truly yours, WARNER NORCROSS & JUDD LLP By /s/ Gordon R. Lewis Gordon R. Lewis A Partner